UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2011

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2010, the Registrant announced that, in accordance with its previously announced management succession plan, President and Chief Operating Officer Craig L. Montanaro had assumed the role of Chief Executive Officer, succeeding John N. Hopkins who retired from that position effective March 31, 2011 and William C. Ledgerwood, Executive Vice President and Chief Financial Officer, had assumed the position of Chief Operating Officer.  The Registrant also announced that Eric B. Heyer, 1st Vice President and Chief Accounting Officer, had assumed the position of Senior Vice President and Chief Financial Officer.  Mr. Heyer had been appointed 1st Vice President and Chief Accounting Officer of the Registrant on October 22, 2009 after joining the Registrant’s wholly-owned subsidiary, Kearny Federal Savings Bank, as 1st Vice President and Chief Accounting Officer in May 2009.  Prior to that time, Mr. Heyer had served as Senior Vice President, Treasurer and Chief Financial Officer of American Bancorp of New Jersey, Inc. from 1997 until its acquisition by Investors Bancorp, Inc. in May 2009.  Mr. Heyer is 49 years of age.  For further information, reference is made to the Registrant’s press release, dated April 4, 2011, which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)           The following exhibits are filed with this report.

Number                      Description

99.1                      Press Release, dated April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: April 5, 2011	By:	/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Executive Officer